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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into the Company's previously filed Registration Statement File Nos. 033-64121; 033-63973; 033-63971; 033-63969;
033-88466; 033-64818; 033-39311; 033-39310; 033-35202; and 333-2471.

Arthur Andersen LLP
Raleigh, North Carolina
July 9, 1996